Exhibit 99.1

AMIS Holdings, Inc. to Acquire the Semiconductor Business of Flextronics

    POCATELLO, Idaho--(BUSINESS WIRE)--June 15, 2005--AMIS Holdings, Inc. (Nasdaq:AMIS), parent company of AMI Semiconductor, a designer and manufacturer of state-of-the-art integrated mixed-signal products and structured digital products for the automotive, medical and industrial sectors, today announced it entered into an agreement to acquire the semiconductor division of Flextronics for $135 million in cash. Flextronics Semiconductor specializes in custom mixed-signal products, imaging sensors and digital ASICs including FPGA conversion products. The proposed sale, structured as an asset purchase agreement, includes these three divisions, which collectively employ approximately 200 people in the United States, the Netherlands and Israel.
    "This acquisition represents a great opportunity for AMI Semiconductor to increase our market presence, to enhance the value we provide our customers and to strengthen our relationship with Flextronics going forward," stated Christine King, president and CEO, who will be speaking today at AMI Semiconductor's analyst day in San Francisco. "The mixed-signal business will enhance our product offering and expand our presence, especially in our target markets. The digital product line will further extend our leadership in FPGA conversions and the imaging product line will diversify our analog capability."
    "AMI Semiconductor represents the ideal fit for the acquisition of our semiconductor business. AMI Semiconductor's world class products, customer focus and services are highly complementary to those offered by Flextronics Semiconductor and we could not be more pleased with today's announcement," said Michael E. Marks, CEO of Flextronics. He added, "The sale of Flextronics Semiconductor is consistent with our intent to maximize shareholder value by focusing on our vertically integrated EMS offering, which includes design, manufacturing and logistics services, providing our customers with a more focused solution to better meet their requirements."
    The transaction is expected to close during the third calendar quarter and is subject to certain customary closing conditions, including governmental approvals.
    This information as well as additional information from the analyst day meeting in San Francisco is available on the AMIS Investor Relations Web site at http://www.amis.com/investor_relations.

    About Flextronics

    Headquartered in Singapore (Singapore Reg. No. 199002645H), Flextronics is a leading Electronic Manufacturing Services (EMS) provider, focused on delivering innovative design and manufacturing services to automotive, medical, industrial and technology companies. With fiscal year 2005 revenues of USD$15.9 billion, Flextronics helps customers design, build, ship and service electronics products through a network of facilities in over 30 countries on five continents. This global presence provides customers with complete design, engineering and manufacturing resources that are vertically integrated with components to optimize their operations by lowering their costs and reducing their time to market.

    About AMI Semiconductor

    AMI Semiconductor (AMIS) is a leader in the design and manufacture of silicon solutions for the real world. As a widely recognized innovator in state-of-the-art integrated mixed-signal products, mixed-signal foundry services and structured digital products, AMIS is committed to providing customers with the optimal value, quickest time-to-market semiconductor solutions. Offering unparalleled manufacturing flexibility and dedication to customer service, AMI Semiconductor operates globally with headquarters in Pocatello, Idaho, European corporate offices in Oudenaarde, Belgium, and a network of sales and design centers located in the key markets of the North America, Europe and the Asia Pacific region.

    Forward-Looking Statements

    Statements in this press release other than statements of historical fact are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to the proposed acquisition of the semiconductor division of Flextronics. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include that the conditions to closing the transaction may not be satisfied. The Company does not intend to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

    CONTACT: AMI Semiconductor, Pocatello
             Investor Relations Contact
             Wade Olsen, 208-234-6045
             wade_olsen@amis.com
             or
             Media Relations Contact
             Tamera Drake, 208-234-6890
             tamera_drake@amis.com